UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported)
December 14, 2005
C&D Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-9389	13-3314599

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 Union Meeting Road, Blue Bell, Pennsylvania	19422

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (215) 619-2700
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement.
     On December 20, 2005, C&D Technologies, Inc. (“C&D”) announced that Ian J. Harvie had been hired to serve as Vice President and Chief Financial Officer. Mr. Harvie is expected to start on December 22, 2005 and will succeed Stephen J. Markert, Jr., who as previously reported has resigned as C&D’s Vice President, Finance and Chief Financial Officer. Mr. Harvie will be paid a base salary of $335,000 and will have a target bonus under C&D’s Management Incentive Compensation Plan of 35% of his base salary. The Compensation Committee approved, effective the first day of Mr. Harvie’s employment, the grant to Mr. Harvie of options to purchase 40,000 shares of C&D common stock at an exercise price equal to the closing price on the effective date of the grant, all of which will be exercisable upon grant. Mr. Harvie will also be entitled to participate in the C&D nonqualified deferred compensation plan and in C&D’s other employee benefit plans.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On December 20, 2005, C&D announced that Ian J. Harvie had been hired to serve as Vice President and Chief Financial Officer, to succeed Stephen J. Markert, Jr., whose resignation as C&D’s Vice President, Finance and Chief Financial Officer was effective on December 14, 2005. From February 2002 until joining C&D, Mr. Harvie served as controller for Exide Technologies, for which he also served as interim chief financial officer from October 2003 until October 2004. Prior to joining Exide, Mr. Harvie served for 18 years with PricewaterhouseCoopers LLP, most recently as a partner from 1998 through 2002. The terms of Mr. Harvie’s employment agreement with C&D are set forth in Item 1.01 of this Form 8-K Report. Mr. Harvie is expected to start with C&D on December 22, 2005.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description
99.1	Press release dated December 20, 2005 (filed herewith)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C&D TECHNOLOGIES, INC.
By:	/s/ James D. Dee
James D. Dee — Vice President,
General Counsel and Secretary

Date: December 20, 2005

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press release dated December 20, 2005

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